1 August 10, 2022 Sonder Barberini, Rome Opened in April 2022

2 A note from Francis Fellow Sonder shareholders, Guests from around the world are currently enjoying their Sonders for summer time off, extended trips, and increasingly for business travel. 400 companies have signed up for our corporate program, up from 250 last quarter. Our focus on driving demand has paid off in Q2, with improved technology and revenue management, distinctive design and merchandising, as well as a seamless guest experience driving record RevPARs of $167 and occupancy of 82%. In Q2, Sonder achieved significant improvements in our cash contribution margins. While urban travel demand is still on average lower than it was in 2019 with headroom for continued recovery, we’ve shown now four quarters in a row that Sonder’s unit economics are strong and improving. In Q2 last year, still impacted heavily by the pandemic, our negative cash contribution margin greatly impacted our free cash flow unit performance. But as a result of RevPARs improving from $100 to $167, in Q2 2022 we generated much improved positive cash contribution margins which, in turn, improved free cash flow. Strong unit economics are at the heart of our Cash Flow Positive Plan just announced in June – and Q2 results reaffirm our conviction in the strength of Sonder’s fundamentals. Free cash flow improved by $17M vs the prior quarter before cash restructuring costs of $2M. This is while revenue grew at the incredibly rapid clip of 51% versus Q1 2022 and 157% versus Q2 2021. We remain incredibly focused on delivering on our Cash Flow Positive Plan, where we expect to reach positive quarterly free cash flow within 2023, without additional fundraising, while also preserving a robust cash cushion. We remain confident that successfully executing this plan will drive sustainable long-term value for all our stakeholders. Thank you for your continued support, Francis Davidson Co-founder and CEO Note: Cash Contribution is operating cash flow before other operating expenses, excluding the impact of restructuring charges, if any. Cash Contribution Margin is defined as Cash Contribution as a percentage of revenue. This is a metric we leverage to track operating cash generated by our properties. See appendix for Cash Contribution Margin over time and for a detailed reconciliation to the closest GAAP measure. Free Cash Flow (“FCF”) is defined as our cash provided by (used in) operating activities plus cash provided by (used in) investing activities, excluding the impact of restructuring charges, if any.

3 Revolutionizing hospitality through design and technology, to make a world of better stays open to all. Our mission Sonder at Yelo Jean Médecin, Nice Opened in April 2022

4 RevPAR $167 67% y/y improvement Free Cash Flow 2 $(45)M Free Cash Flow margin improvement to (37)% in Q2 2022 from (127)% in Q2 2021 Average Daily Rate (ADR) $203 38% y/y improvement Total Portfolio 18.7K 26% y/y growth Revenue $121M 157% y/y improvement Operating Cash Flow 1 $(41)M Operating Cash Flow margin improvement to (34)% in Q2 2022 from (118)% in Q2 2021 Occupancy Rate 82% 1,400 bps y/y improvement Live Units 8.4K 53% y/y growth Second quarter 2022 key results (1) Operating Cash Flow includes the impact of restructuring and other charges related to our Cash Flow Positive Plan announced in June 2022. Operating Cash Flow is equivalent to cash provided by (used in) operating activities. Operating Cash Flow Margin is defined as Operating Cash Flow as a percentage of revenue. (2) Free Cash Flow excludes the impact of restructuring and other charges related to our Cash Flow Positive Plan announced in June 2022. Free Cash Flow is defined as cash provided by (used in) operating activities plus cash provided by (used in) investing activities, excluding the impact of restructuring charges, if any. Free Cash Flow Margin is defined as Free Cash Flow as a percentage of revenue.

Cash Flow Positive Plan

Announced June 9, 2022

Quarterly Operating Cash Flow Margin and Free Cash Flow Margin ($M)



Operating Cash Flow Margin[1]
Free Cash Flow Margin[2]
(116)%
(133)%
(267)%
(278)%
(215)%
(226)%
(164)%
(173)%
(128)%
(136)%
(118)%
(127)%
(59)%
(66)%
(50)%
(61)%
(63)%
(77)%
(34)%
(37)%

	Q1 '20	Q2 '20	Q3 '20	Q4'20	Q1 '21	Q2 '21	Q3 '21	Q4 '21	Q1 '22	Q2 '22
Revenue	$42	$19	$26	$28	$32	$47	$67	$87	$80	$121
y/y growth	n/a	(49)%	(34)%	(36)%	(25)%	151%	155%	204%	155%	157%

We're pulling several levers to reach positive quarterly FCF within 2023, without additional fundraising and while keeping a robust cash cushion

A — **Cut cash costs** by approximately $85M (vs. Q1 2022) on an annualized basis

B — **Reduce planned signings pace** and drive growth primarily by opening already contracted units

C — **Improve growth quality** by increasing our high threshold for incremental signings targeting 100% capital light

D — Focus on **RevPAR initiatives** to improve near term FCF

(1) Operating Cash Flow includes the impact of restructuring and other charges related to our Cash Flow Positive Plan announced in June 2022. Operating Cash Flow is equivalent to cash provided by (used in) operating activities. Operating Cash Flow Margin is defined as Operating Cash Flow as a percentage of revenue.
(2) Free Cash Flow excludes the impact of restructuring and other charges related to our Cash Flow Positive Plan announced in June 2022. Free Cash Flow is defined as cash provided by (used in) operating activities plus cash provided by (used in) investing activities, excluding the impact of restructuring charges, if any. Free Cash Flow Margin is defined as Free Cash Flow as a percentage of revenue.

5

6 La Ensenada is a 66-room hotel in Orange County, California that became a Sonder property in May 2022. When an existing hotel joins Sonder’s portfolio, we are able to both significantly reduce operating costs, and maximize the property’s potential by applying our unique design, merchandising, distribution, and revenue management capabilities. In the case of La Ensenada, Sonder guided to completion a renovation that the owner had recently started but not yet finished, applying a modern design aesthetic. Integration into the Sonder ecosystem sets the property up for ongoing success, with Sonder responsible for daily operations. Sonder La Ensenada New property spotlight (1/2) Laguna Beach Before Sonder takeover:

7 \ New property spotlight (2/2) Sonder La Ensenada Laguna Beach “Partnering with Sonder has breathed new life into our Laguna Beach hotel, positioning it to appeal to the next generation of travelers. The conversion process went very smoothly, and we believe Sonder has a wonderful business model. We fully anticipate great success together with Sonder at our asset for years to come.” - Matt Raine, Chief Investment Officer, T2 Hospitality After Sonder takeover: Effective visual merchandising drives meaningful improvements in conversion rate and ultimately RevPAR. We are piloting a new photography approach, founded in artful composition, improved lighting, and creative use of props. It is intended to maximize the appeal of our properties and ensure that they stand out in travel and accommodation listings.

8 Management discussion of performance Sonder Henri on 24, New York Opened in May 2022

9 8.4K Live Units +52.7% y/y 598K Occupied Nights +86.3% y/y 82% Occupancy Rate Key demand trends ● Travel demand recovery: We saw robust travel demand recovery throughout Q2 2022, particularly when compared to Q1 2022, which was impacted by travel restrictions and some consumer hesitancy due to the Omicron variant. We believe there is still a lot of runway on RevPAR and expect to continue to benefit from overall travel market recovery. As a point of reference, U.S. Upper Upscale Hotels have yet to return to their pre-pandemic RevPARs, with STR only predicting full recovery back to 2019 RevPAR levels in mid-20231. We believe our unique value proposition to guests has allowed us to rebound faster than the overall market, and we expect to continue to benefit from the overall market recovery with U.S. Upper Upscale Hotel RevPAR projected to grow by 60% in 20221. We are also focused on building out multiple ancillary revenue offerings in 2H 2022, which should further benefit RevPAR, especially in 2023 and beyond. ● Higher occupancy strategy: In Q1 we implemented a pricing strategy shift targeting higher occupancy in order to take advantage of demonstrated demand elasticity. We are marketing bookings further in advance, continuously improving our pricing strategy and developing additional sales and marketing capabilities to bolster demand. Following early successes of this strategy in Q1 (increasing occupancy rate by 700 bps year-over-year to 73%), we continued to gain traction with this new strategy into Q2, increasing occupancy rate by 1,400 bps year-over-year to 82%. ● Accelerating traction of corporate travel offering: We continued to make substantial progress on our corporate travel offering, growing our corporate travel accounts during Q2 2022 to nearly 400 accounts (vs. 250 in Q1 2022) and we have essentially quadrupled our corporate travel accounts during the first half of 2022 (vs. 100 in Q4 2021). We also further strengthened our positioning on the GDS platform with a partnership with Dhisco and introduction of our own chain code ('SS') with signed partners Amadeus and Sabre. 725K Bookable Nights +53.3% y/y $167 RevPAR +67.0% y/y 103% of Q2 2019 Our Q2 revenue was fueled by 67% year-over-year RevPAR growth, our newer pricing strategy targeting higher occupancy, and the expansion of our Live Unit portfolio, which grew 53% year-over-year. Robust travel demand recovery, combined with Sonder-specific initiatives to increase RevPAR enabled us to grow our quarterly revenue 157% vs. Q2 2021. Management discussion of performance Q2 2022 business performance (1) Smith Travel Research (“STR”) data market-weighted to Sonder's Live Unit count as of 6/30 in U.S. markets that STR operates in.

Management discussion of performance

- We increased our Total Portfolio by 26% y/y to approximately 18.7K units as of Q2 2022. On a q/q basis, our Total Portfolio modestly decreased by (3)% due to our proactive decision to slow the pace of new deal signings ahead of our June finalization of the Cash Flow Positive Plan, which includes higher hurdle rates targeting 100% capital light deals moving forward. In addition, to be conservative, we exited certain contracted units that did not align with the objectives of our Cash Flow Positive Plan and excluded certain contracted units with substantial contingencies from the Total Portfolio count.
- We grew our Live Units 53% y/y to approximately 8,400 Live Units as of Q2 2022, launching fourteen new properties worldwide, including nine in the Americas and five in Europe. Additionally, during Q2, our dedicated teams across the world focused on several initiatives to reduce delays from supply chain disruptions and labor shortages.
- In Q2 2022, we had approximately 725K Bookable Nights, representing an increase of 53% y/y, driven by our Live Unit growth. The rise in Bookable Nights, coupled with our higher occupancy strategy shift, led to significant growth in our Q2 2022 Occupied Nights, which increased 86% y/y. We also increased our Occupancy Rate by 1,400 bps y/y to 82% in Q2 2022.
- We generated RevPAR of $167 in Q2 2022, growing 67% y/y, driven by strong travel demand recovery (particularly as compared to Q1 2022, which was impacted by travel restrictions and some consumer hesitancy due to the Omicron variant) and Sonder-specific initiatives to increase RevPAR including our higher occupancy strategy.

Quarterly Total Portfolio (End of Period)


Live Units
Contracted Units
13.0K
8.0K
5.0K
14.7K
9.2K
5.5K
16.3K
10.0K
6.3K
18.1K
10.5K
7.6K
19.3K
11.6K
7.7K
18.7K
10.3K
8.4K
Q1 '21
Q2 '21
Q3 '21
Q4 '21
Q1 '22
Q2 '22

Quarterly Bookable Nights | Occupancy Rate


411K
66%
473K
68%
536K
68%
611K
69%
689K
73%
725K
82%
Q1 '21
Q2 '21
Q3 '21
Q4 '21
Q1 '22
Q2 '22

Quarterly RevPAR | ADR


RevPAR
ADR
$115
$77
$147
$100
$184
$126
$206
$142
$160
$117
$203
$167
Q1 '21
Q2 '21
Q3 '21
Q4 '21
Q1 '22
Q2 '22

10

Management discussion of performance

Q2 2022 financial performance

$121.3M

Revenue

157% y/y improvement

$(40.9)M

Operating Cash Flow[1]

Operating Cash Flow margin improvement to (34)% in Q2 2022 from (118)% in Q2 2021

$(45.3)M

Free Cash Flow[2]

Free Cash Flow margin improvement to (37)% in Q2 2022 from (127)% in Q2 2021

- Q2 2022 revenue grew by 157% y/y to $121.3M, fueled by significant y/y RevPAR and Live Unit growth. Q2 RevPAR growth was driven by strong travel demand recovery (particularly as compared to Q1 2022 which was impacted by travel restrictions and some consumer hesitancy due to the Omicron variant) and Sonder-specific initiatives to increase RevPAR including our higher occupancy strategy.
- Q2 2022 operating cash flow improved to $(40.9)M, resulting in y/y operating cash flow margin improvement of 8,500 bps to (34)%. Q2 2022 free cash flow (excluding $2.4M of cash restructuring costs) improved to $(45.3)M, resulting in y/y free cash flow margin improvement of 9,000 bps to (37)%. These margin improvements were primarily fueled by RevPAR growth and our continued focus on operational efficiencies. Notably, we only implemented our Cash Flow Positive Plan in June 2022.
- **See pages 21-23 for all quarterly non-GAAP metrics for Q1 2020 - Q2 2022**

Quarterly revenue ($M)


$125
$100
$75
$50
$25
$0
2020
2021
2022
$42
$32
$80
$19
$47
$121
$26
$67
$28
$87
Q1
Q2
Q3
Q4

(1) Operating Cash Flow includes the impact of restructuring and other charges related to our Cash Flow Positive Plan announced in June 2022. Operating Cash Flow is equivalent to cash provided by (used in) operating activities. Operating Cash Flow Margin is defined as Operating Cash Flow as a percentage of revenue.
(2) Free Cash Flow excludes the impact of restructuring and other charges related to our Cash Flow Positive Plan announced in June 2022. Free Cash Flow is defined as cash provided by (used in) operating activities plus cash provided by (used in) investing activities, excluding the impact of restructuring charges, if any. Free Cash Flow Margin is defined as Free Cash Flow as a percentage of revenue.

11

12 In the third quarter of 2022, we anticipate revenue of better than $120M, representing more than 78% year-over-year growth versus $67M in the third quarter of 2021. This is primarily due to anticipated continued growth in bookable nights and live units, offset by a lower RevPAR, which faces headwinds from FX and the impact of onboarding of our largest-ever building in the quarter. The 401-unit building, located in Dubai, is expected to experience the typical short-term ramping effect associated with onboarding all new properties as well as the seasonality impacts associated with the summer season in the region. Additionally, while we don’t spend much in performance marketing, we reduced our spend by approximately 70% month over month in June, as we focused on the Cash Flow Positive Plan. And given the time lag between performance marketing spend and revenue impact, we expect the Q2 reduction in spend to have a modest negative impact on Q3 RevPAR. However, we ramped spend back up to historical levels in July, which we expect to provide a modest RevPAR uplift in the fourth quarter, relative to the third quarter. We continue to expect to grow full year revenue by between 100% to 110% as compared to full year 2021. Additionally, we expect Free Cash Flow in Q3 of approximately$(45)M before one-time restructuring costs and we are reaffirming FCF guidance in the second half of the year of better than $(70)M before one-time restructuring costs for Q3 and Q4 combined. Q3 2022 Outlook Illustrative Free Cash Flow Based on Guidance ($M) $(62)M $(45)M1 Q1 2022 Q2 2022 Q3 2022 Q4 2022 ~ $(45)M Q3 Free Cash Flow excluding restructuring costs of approximately $(45)M 2H 2022 Free Cash Flow excluding restructuring costs of better than $(70)M Guidance: Reach positive quarterly free cash flow within 2023 while keeping a robust cash cushion Q1 2022 & Q2 2022 actual Free Cash Flow excluding restructuring costs ~ $(25)M (1) Free Cash Flow excludes the impact of restructuring and other charges related to our Cash Flow Positive Plan announced in June 2022. Free Cash Flow is defined as cash provided by (used in) operating activities plus cash provided by (used in) investing activities, excluding the impact of restructuring charges, if any. Free Cash Flow Margin is defined as Free Cash Flow as a percentage of revenue.

13 Appendix Sonder La Ensenada, Laguna Beach Opened in May 2022

14 Appendix Sonder Holdings Inc. and Subsidiaries Consolidated balance sheets (In thousands) (Unaudited) Note: Effective January 1, 2022, Sonder adopted new leasing accounting standard ASC 842 / IFRS 16, which recognizes right-of-use assets and lease liabilities on our balance sheet for all operating leases, increasing both assets and liabilities. June 30, 2022 December 31, 2021 Assets Current assets: Cash $359,500 $69,726 Restricted cash 1,244 215 Accounts receivable, net of allowance 7,307 4,638 Prepaid rent 2,316 2,957 Prepaid expenses 9,854 5,029 Other current assets 18,996 16,416 Total current assets 399,217 98,981 Property and equipment, net 35,605 27,461 Operating lease right-of-use assets 1,109,208 - Other non-current assets 15,384 22,037 Total assets 1,559,414 148,479 Liabilities, mezzanine equity and stockholders' equity (deficit) Current liabilities: Accounts payable 15,423 19,096 Accrued liabilities 25,780 19,557 Sales tax payable 12,533 8,412 Deferred revenue 37,749 18,811 Current portion of long-term debt - 13,116 Convertible notes - 184,636 Current operating lease liabilities 152,064 - Total current liabilities 243,549 263,628 Non-current operating lease liabilities 1,050,285 - Deferred rent - 66,132 Long-term debt, net 161,285 10,736 Other non-current liabilities 2,033 3,906 Total liabilities 1,457,152 344,402 Mezzanine equity: Redeemable convertible preferred stock - 518,750 Exchangeable preferred stock - 49,733 Total mezzanine equity - 568,483 Stockholders' equity (deficit): Common stock 20 1 Post-combination company exchangeable common stock - - Exchangeable AA common stock - - Additional paid-in capital 924,054 43,106 Cumulative translation adjustment 14,383 7,299 Accumulated deficit (836,195) (814,812) Total stockholders' equity (deficit) 102,262 (764,406) Total liabilities, mezzanine equity and stockholders' equity (deficit) $1,559,414 $148,479

15 Three Months Ended June 30, 2022 2021 Revenue $121,322 $47,269 Cost of revenue (excluding depreciation and amortization) 79,187 43,745 Operations and support 54,003 34,889 General and administrative 31,277 24,615 Research and development 8,088 4,066 Sales and marketing 12,414 4,888 Restructuring and other charges 4,033 - Total costs and expenses 189,002 112,203 Loss from operations (67,680) (64,934) Interest expense, net and other expense (income), net: Interest expense, net 4,382 12,522 Change in fair value of SPAC warrants (11,310) - Change in fair value of Earn Out liability (23,345) - Change in fair value of share-settle redemption feature and gain on conversion of Convertible Notes - - Other expense, net 6,251 (3,577) Total interest expense, net and other expense (income), net (24,022) 8,945 Income (loss) before income taxes (43,658) (73,879) Provision for income taxes 117 70 Net income (loss) $(43,775) $(73,949) Other comprehensive loss: Net income (loss) $(43,775) $(73,949) Change in foreign currency translation adjustment 5,085 1,689 Comprehensive income (loss) $(38,690) $(72,260) Sonder Holdings Inc. and Subsidiaries Condensed consolidated statements of operations and comprehensive loss (In thousands, except for number of shares information) (Unaudited) Appendix

16 Sonder Holdings Inc. and Subsidiaries Consolidated statements of cash flows (In thousands) (Unaudited) Appendix Six Months Ended June 30, 2022 2021 Cash flows from operating activities Net cash used in operating activities $(91,615) $(96,253) Cash flows from investing activities Net cash used in investing activities (18,381) (6,900) Cash flows from financing activities Net cash provided by financing activities 400,300 158,729 Effects of foreign exchange on cash 499 (258) Net change in cash and restricted cash 290,803 55,318 Cash and restricted cash at the beginning of period 69,941 123,108 Cash and restricted cash at end of period $360,744 $178,426 Three Months Ended June 30, 2022 2021 Cash flows from operating activities Net cash used in operating activities $(40,922) $(55,945) Cash flows from investing activities Net cash used in investing activities (6,765) (4,224) Cash flows from financing activities Net cash provided by financing activities 574 (3,657) Effects of foreign exchange on cash 826 22 Net change in cash and restricted cash (46,287) (63,804) Cash and restricted cash at the beginning of period 407,031 242,230 Cash and restricted cash at end of period $360,744 $178,426

Appendix

Reconciliation of Cash used in operating activities to Free Cash Flow

($ in 000s)	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022
Cash provided by (used in) operating activities	$(48,771)	$(50,256)	$(56,824)	$(46,651)	$(40,308)	$(55,945)	$(39,690)	$(43,448)	$(50,693)	$(40,922)
Cash paid for restructuring costs	-	-	-	-	-	-	-	-	-	2,363
Cash provided by (used in) operating activities excluding restructuring and other charges	(48,771)	(50,256)	(56,824)	(46,651)	(40,308)	(55,945)	(39,690)	(43,448)	(50,693)	(38,559)
Cash provided by (used in) investing activities	(7,094)	(2,144)	(3,123)	(2,489)	(2,676)	(4,224)	(4,952)	(9,735)	(11,616)	(6,765)
Free Cash Flow excluding restructuring and other charges	**$(55,865)**	**$(52,400)**	**$(59,947)**	**$(49,140)**	**$(42,984)**	**$(60,169)**	**$(44,642)**	**$(53,183)**	**$(62,309)**	**$(45,324)**
Free Cash Flow margin excluding restructuring and other charges	*(133)%*	*(278)%*	*(226)%*	*(173)%*	*(136)%*	*(127)%*	*(66)%*	*(61)%*	*(77)%*	*(37)%*
Cash provided by (used in) operating activities ("Operating Cash Flow")	**$(48,771)**	**$(50,256)**	**$(56,824)**	**$(46,651)**	**$(40,308)**	**$(55,945)**	**$(39,690)**	**$(43,448)**	**$(50,693)**	**$(40,922)**
Cash provided by (used in) operating activities % revenue ("Operating Cash Flow margin")	*(116)%*	*(267)%*	*(215)%*	*(164)%*	*(128)%*	*(118)%*	*(59)%*	*(50)%*	*(63)%*	*(34)%*

Reconciliation of GAAP Total costs and expenses to Other Operating Expenses

($ in 000s)	Q2 2022
Total costs and expenses	**$189,002**
Less:	
Cost of revenue	(79,187)
Property Level Costs	(34,349)
Stock based compensation	(5,054)
Depreciation and amortization	(5,996)
Restructuring and other charges	(4,033)
Other Operating Expenses excluding restructuring and other charges	**$60,383**
Other Operating Expenses excluding restructuring and other charges margin	*50%*

	Q2 2022
Cash provided by (used in) operating activities	**$(40,922)**
Add:	
Cash paid for restructuring costs	2,363
Cash provided by (used in) operating activities excluding restructuring and other charges	**$(38,559)**
Add:	
Other Operating Expenses excluding restructuring and other charges	60,383
Cash Contribution excluding restructuring and other charges	**$21,824**
Cash Contribution margin excluding restructuring and other charges	*18%*

17

Appendix

Reconciliation of Income from operations to Property Level Profit

($ in 000s)	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022
Income from operations	**$(71,229)**	**$(54,265)**	**$(52,197)**	**$(66,131)**	**$(71,049)**	**$(64,934)**	**$(55,401)**	**$(68,561)**	**$(95,764)**	**$(67,680)**
Add:										
Operations and support	$35,063	$22,641	$29,227	$28,141	$25,423	$34,889	$36,592	$45,824	$48,267	$54,003
General and administrative	21,268	15,156	17,972	22,637	32,149	24,615	21,694	27,677	36,981	31,277
Research and development	5,479	3,999	3,853	4,221	3,319	4,066	5,443	6,263	7,625	8,088
Sales and marketing	4,374	2,923	3,108	2,443	2,511	4,888	6,724	9,367	9,461	12,414
Restructuring and other charges	-	-	-	-	-	-	-	-	-	4,033
Less:										
Property Level Costs										
Channel fees included in sales and marketing	$(3,980)	$(1,262)	$(1,272)	$(1,220)	$(1,592)	$(3,052)	$(4,638)	$(6,634)	$(6,814)	$(9,535)
Customer service, laundry/consumables, maintenance and utilities and insurance included in operations and support	(10,443)	(6,127)	(7,762)	(9,195)	(9,921)	(13,308)	(14,795)	(19,855)	(22,104)	(24,814)
Property Level Profit	**$(19,468)**	**$(16,935)**	**$(7,071)**	**$(19,104)**	**$(19,160)**	**$(12,836)**	**$(4,381)**	**$(5,919)**	**$(22,348)**	**$7,786**
Property Level Profit margin	*(46)%*	*(90)%*	*(27)%*	*(67)%*	*(61)%*	*(27)%*	*(6)%*	*(7)%*	*(28)%*	*6%*
Memo										
GAAP Rent to Landlord Payments Adjustment	$1,267	$3,765	$(5,693)	$5,577	$3,811	$3,188	$5,706	$14,265	$12,468	$4,368

18

Appendix

Reconciliation of Net income to Adjusted EBITDA

($ in 000s)	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Q4 2021	Q1 2022	Q2 2022
Net income	**$(61,743)**	**$(60,799)**	**$(55,514)**	**$(72,260)**	**$(78,541)**	**$(73,949)**	**$(64,584)**	**$(77,313)**	**$22,392**	**$(43,775)**
Interest expense, net	1,507	1,669	1,658	1,568	3,827	12,522	13,279	14,462	8,202	4,382
Provision for income taxes	-	3	11	309	23	70	133	16	31	117
Depreciation and amortization	4,152	4,206	4,269	4,342	4,119	4,213	4,357	5,025	5,630	5,996
EBITDA	**$(56,084)**	**$(54,921)**	**$(49,576)**	**$(66,041)**	**$(70,572)**	**$(57,144)**	**$(46,815)**	**$(57,810)**	**$36,255**	**$(33,280)**
Restructuring and other Charges	-	-	-	-	-	-	-	-	-	4,033
Stock-based compensation	3,067	1,742	1,020	1,394	14,153	2,448	3,573	5,073	6,680	5,054
Other expense (income), net	(10,993)	4,862	1,648	4,252	3,642	(3,577)	(4,229)	(5,726)	(126,389)	(28,404)
COVID-19 related offboardings	-	3,507	5,008	1,360	-	-	-	-	-	-
Adjusted EBITDA	**$(64,010)**	**$(44,810)**	**$(41,900)**	**$(59,035)**	**$(52,777)**	**$(58,273)**	**$(47,471)**	**$(58,463)**	**$(83,454)**	**$(52,597)**
Memo										
GAAP Rent to Landlord Payments Adjustment	$1,267	$3,765	$(5,693)	$5,577	$3,811	$3,188	$5,706	$14,265	$12,468	$4,368
FF&E Allowance Realized	$0	$0	$0	$0	$531	$475	$1,915	$1,401	$4,448	$9,756

19

Appendix

Supplementary Historical Data: Revenue Metrics

	2020				2021				2022	
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
Live Units (000s)	5.0	4.3	3.9	4.5	5.0	5.5	6.3	7.6	7.7	8.4
Contracted Units (000s)	8.2	7.1	6.5	7.5	8.0	9.2	10.0	10.5	11.6	10.3
Total Portfolio (000s)	**13.2**	**11.4**	**10.4**	**12.0**	**13.0**	**14.8**	**16.2**	**18.1**	**19.3**	**18.7**
Bookable Nights (000s)	428	400	346	385	411	473	536	611	689	725
Occupied Nights (000s)	268	228	257	260	274	321	366	420	503	598
Occupancy Rate	**63%**	**57%**	**74%**	**68%**	**66%**	**68%**	**68%**	**69%**	**73%**	**82%**
Average Daily Rate	$156	$83	$103	$109	$115	$147	$184	$206	$160	$203
RevPAR	**$98**	**$47**	**$77**	**$74**	**$77**	**$100**	**$126**	**$142**	**$117**	**$167**

20

21 2020 2021 2022 ($ in millions) Notes Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 GAAP Cash provided by (used in) operating activities1 ($49) ($50) ($57) ($47) ($40) ($56) ($40) ($43) ($51) ($41) (+) Cash paid for restructuring costs - - - - - - - - - 2 (+) GAAP Cash provided by (used in) investing activities (7) (2) (3) (2) (3) (4) (5) (10) (12) (7) Free Cash Flow2 $(56) $(52) $(60) $(49) $(43) $(60) $(45) $(53) $(62) $(45) Free Cash Flow margin (133)% (278)% (226)% (173)% (136)% (127)% (66)% (61)% (77)% (37)% GAAP Cash provided by (used in) operating activities1 ($49) ($50) ($57) ($47) ($40) ($56) ($40) ($43) ($51) ($41) (+) Cash paid for restructuring costs - - - - - - - - - 2 (+) Other Operating Expenses3 GAAP Operations and Support + GAAP G&A + GAAP R&D + GAAP S&M- Property Level Costs - GAAP Stock Based Compensation - GAAP Depreciation & Amortization $45 $29 $36 $40 $34 $45 $43 $53 $61 $60 Cash Contribution4 $(4) $(21) $(21) $(7) $(7) $(10) $3 $9 $10 $22 Cash Contribution margin (10)% (113)% (79)% (23)% (21)% (22)% 5% 10% 13% 18% (1) Operating Cash Flow includes the impact of restructuring and other charges related to our Cash Flow Positive Plan announced in June 2022. Operating Cash Flow is equivalent to cash provided by (used in) operating activities. Operating Cash Flow Margin is defined as Operating Cash Flow as a percentage of revenue. (2) Free Cash Flow excludes the impact of restructuring and other charges related to our Cash Flow Positive Plan announced in June 2022. Free Cash Flow is defined as cash provided by (used in) operating activities plus cash provided by (used in) investing activities, excluding the impact of restructuring charges, if any. Free Cash Flow Margin is defined as Free Cash Flow as a percentage of revenue. (3) Other Operating Expenses excluding restructuring and other charges. (4) Cash Contribution and Cash Contribution margin excluding restructuring and other charges. Appendix Supplementary Historical Data: Non-GAAP Metrics (1/3)

Appendix

Supplementary Historical Data: Non-GAAP Metrics (2/3)

($ in millions)	Notes	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4	2022 Q1	2022 Q2
GAAP Revenue		$42	$19	$26	$28	$32	$47	$67	$87	$80	$121
(-) GAAP Cost of Revenue	GAAP Rent (which straightlines total rent cost over lifetime of lease), Cleaning costs, Credit Card fees	$(47)	$(28)	$(25)	$(37)	$(39)	$(44)	$(52)	$(66)	$(74)	$(79)
(-) Property Level Costs	Channel fees (within GAAP S&M) + Customer service, laundry / consumables, maintenance & utilities, insurance(within GAAP operations and support)	$(14)	$(7)	$(9)	$(10)	$(12)	$(16)	$(19)	$(26)	$(29)	$(34)
Property Level Profit (Loss)		**$(19)**	**$(17)**	**$(7)**	**$(19)**	**$(19)**	**$(13)**	**$(4)**	**$(6)**	**$(22)**	**$8**
Memo: GAAP Rent to Landlord Payments Adjustment	Takes into account the cash benefit of upfront abatement; as a management team, we add back this adjustment to Property Level Profit when evaluating our internal measure of Property Level Profit	**$1**	**$4**	**($6)**	**$6**	**$4**	**$3**	**$6**	**$14**	**$12**	**$4**

22

Appendix

Supplementary Historical Data: Non-GAAP Metrics (3/3)

($ in millions)	Notes	2020 Q1	2020 Q2	2020 Q3	2020 Q4	2021 Q1	2021 Q2	2021 Q3	2021 Q4	2022 Q1	2022 Q2
GAAP Revenue		$42	$19	$26	$28	$32	$47	$67	$87	$80	$121
(-) GAAP Cost of Revenue	GAAP Rent (which straightlines total rent cost over lifetime of lease), Cleaning costs, Credit Card fees	$(47)	$(28)	$(25)	$(37)	$(39)	$(44)	$(52)	$(66)	$(74)	$(79)
(-) Property Level Costs	Channel fees (within GAAP S&M) + Customer service, laundry / consumables, maintenance & utilities, insurance(within GAAP operations and support)	$(14)	$(7)	$(9)	$(10)	$(12)	$(16)	$(19)	$(26)	$(29)	$(34)
(-) Other Operating Expenses	GAAP Operations and Support + GAAP G&A + GAAP R&D + GAAP S&M- Property Level Costs - GAAP Stock Based Compensation - GAAP Depreciation & Amortization	$(45)	$(28)	$(35)	$(40)	$(34)	$(45)	$(43)	$(53)	$(61)	$(60)
Adjusted EBITDA		**$(64)**	**$(45)**	**$(42)**	**$(59)**	**$(53)**	**$(58)**	**$(47)**	**$(58)**	**$(83)**	**$(53)**
Memo: GAAP Rent to Landlord Payments Adjustment	Takes into account the cash benefit of upfront abatement; as a management team, we add back this adjustment to Adj. EBITDA when evaluating our internal measure of Adj. EBITDA	**$1**	**$4**	**($6)**	**$6**	**$4**	**$3**	**$6**	**$14**	**$12**	**$4**
Memo: FF&E Allowance Realized	Takes into account the cash benefit of FF&E allowance received from landlords; as a management team, we add back this adjustment to Adj. EBITDA when evaluating our internal measure of Adj. EBITDA	**-**	**-**	**-**	**-**	**$1**	**$0**	**$2**	**$1**	**$4**	**$10**

23

24 Free Cash Flow Free Cash Flow (“FCF”) is defined as our cash provided by (used in) operating activities plus any changes to capital expenditures and internally developed software, both of which are included in cash provided by (used in) investing activities, excluding the impact of restructuring charges, if any. Free Cash Flow Margin is defined as Free Cash Flow as a percentage of revenue. Cash Contribution Cash Contribution is defined as operating cash flow before other operating expenses, excluding the impact of restructuring charges, if any. Cash Contribution Margin is defined as Cash Contribution as a percentage of revenue. Landlord Payments Landlord Payments represent cash payments to real estate owners recognizing abatement at the time it is utilized (often at the commencement of a real estate contract), expressed in U.S. dollars. This recognizes the economic substance of the payment to real estate owners as reflected in the real estate contract (e.g., if Sonder’s Takeover Date, the date on which Sonder receives the keys and is able to begin opening the building, was January 1, 2021 and it had three months of abatement at the beginning of the real estate contract, the Landlord Payments for the building in the first quarter of 2021 would be $0). The Takeover Date represents the date on which Sonder receives the keys and is able to begin onboarding a building (e.g., moving in furniture, staging / photographing units for listing). GAAP rent to Landlord Payment adjustment GAAP rent to Landlord Payment adjustment represents the adjustment to translate rent to Landlord Payments, expressed in U.S. dollars. GAAP rent straight lines abatement and future escalation payments over the duration of the real estate contract. In contrast, Landlord Payments recognize abatement from real estate owners at the time abatement is utilized (often at the commencement of a real estate contract), and future escalation payments at the time they actually occur, in an effort to most accurately reflect the timing of cash outflows for rent. FF&E Allowance Realized FF&E Allowance Realized represents cash payments from real estate owners received for capital expenditure financing. Key Terms Total Portfolio Total Portfolio represents Live Units plus Contracted Units. This includes any unit that has a signed real estate contract, regardless of whether or not the unit is available for guests to book. This excludes any units that have been exited (i.e., the lease was terminated or allowed to expire). Live Units are defined as units which are available for guest bookings on Sonder.com, the Sonder app and other channels. Sonder pays rent (or utilizes pre-negotiated abatement) and is able to generate revenue from these units. Contracted Units are units for which Sonder has signed real estate contracts, but are not yet available for guests to book. Sonder is not yet able to generate revenue from these units. Occupancy Rate Occupancy Rate (“OR”) is defined as Occupied Nights divided by Bookable Nights, expressed as a percentage. Bookable Nights represent the total number of nights available for stays across all Live Units. This excludes nights lost to full building closures of greater than 30 nights. Occupied Nights represent the total number of nights occupied across all Live Units. Revenue per Available Room Revenue Per Available Room (“RevPAR”) represents the average revenue earned per available night, and is calculated either by dividing revenue by Bookable Nights, or by multiplying Average Daily Rate by Occupancy Rate. Average Daily Rate (“ADR”) represents the average revenue earned per night occupied and is calculated as revenue divided by Occupied Nights. Property Level Profit (Loss) Property Level Profit (Loss) (“PLP” or “PLL”) is defined as profit (loss) from operations after adding back corporate-level expenses less Property Level Costs, excluding the impact of restructuring charges, if any. Property Level Costs (“PLC”) represent costs directly associated with guest-facing functions in each of Sonder’s buildings. These costs include (i) channel fees paid to Online Travel Agencies, (ii) customer service costs, (iii) laundry/consumables costs, (iv) maintenance costs, and (v) utilities & insurance costs. Property Level Profit (Loss) Margin is defined as Property Level Profit (Loss) divided by revenue. Adjusted EBITDA Adjusted EBITDA is defined as net loss excluding the impact of depreciation, stock-based compensation, COVID-19 pandemic related offboardings (costs associated with exiting units at the beginning of the COVID-19 pandemic), restructuring charges (if any), and other expense (income), net (which primarily includes mark-to-market adjustments related to financial instruments such as convertible debt and warrants). Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue. Appendix Use of non-GAAP financial measures Sonder supplements its consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), by providing additional financial measures that are not prepared in accordance with GAAP, including Property Level Costs, Property Level Profit (Loss), Property Level Profit (Loss) Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Free Cash Flow Margin, Cash Contribution and Cash Contribution Margin. Further information about these measures appears under “Key Terms” below. Sonder’s management uses these non-GAAP financial measures, collectively, to evaluate ongoing operations and for internal planning and forecasting purposes. Sonder believes that these non-GAAP financial measures are useful in evaluating its operating performance, and may assist investors in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. However, Sonder’s definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. These non-GAAP financial measures should not be viewed in isolation or as a substitute for, or superior to, measures prepared in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures. Sonder has not reconciled consolidated Free Cash Flow guidance to projected consolidated GAAP cash provided by (used in) operating activities because we do not provide guidance on GAAP by (used in) operating activities or the reconciling items between Free Cash Flow and GAAP cash provided by (used in) operating activities, as a result of the uncertainty regarding, and the potential variability of, certain of these items. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

25 Webcast Details Sonder will host a webcast Wednesday, August 10, 2022 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss these financial results and business highlights and outlook. To listen to a live audio webcast, please visit the “Events” section of Sonder’s Investor Relations website at investors.sonder.com. The archived webcast will be available on Sonder’s Investor Relations website shortly after the call. About Sonder Sonder is revolutionizing hospitality through innovative, tech-powered service and inspiring, thoughtfully designed accommodations combined into one seamless managed experience. Launched in 2014 and headquartered in San Francisco, Sonder provides a variety of accommodation options — from spacious rooms to fully-equipped suites and apartments — found in over 35 markets spanning ten countries and three continents. The Sonder app gives guests full control over their stay. Complete with self-service features, simple check-in and 24/7 on-the-ground support, amenities and services at Sonder are just a tap away, making a world of better stays open to all. To learn more, visit www.sonder.com or follow Sonder on Facebook, Twitter or Instagram. Download the Sonder app on Apple or Google Play. The information that can be accessed through hyperlinks or website addresses included herein is deemed not to be incorporated in or part of this Shareholder Letter. Forward-Looking Statements This Shareholder Letter contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements about Sonder’s forecasted revenue growth, costs, and cash flow (including Sonder’s outlook for revenue and Free Cash Flow for the quarter ending September 30, 2022 and Free Cash Flow for the quarter ending December 31, 2022, and statements about potential cash flow margin), statements about our total addressable market, anticipated numbers of Live and Contracted Units (including Sonder’s forecast for growth in Total Portfolio for the year ended December 31, 2022), the statements regarding“Cash Flow Positive Plan,” including anticipated cost reductions, targeted capital-light signings and potential cash flow improvements and its plan to reach positive quarterly FCF within 2023 without additional fundraising, the anticipated recovery of travel demand, booking patterns, and other trends, expectations, and objectives discussed in the sections of this release titled “A note from Francis,” “Management discussion of performance,” and “Q3 2022 Outlook,” potential new markets, and market penetration, innovation plans and initiatives including plans for enhanced app functionality and features, the success of Sonder’s corporate travel efforts and other RevPAR initiatives, anticipated unit economics, sustainability initiatives including Sonder’s plans to eliminate single-use plastic amenities in its guest units by the end of 2022, and other information concerning Sonder’s possible or assumed future financial or operating results and metrics, business strategies, competitive position, industry environment, potential growth opportunities, and future operations. These forward-looking statements are based on Sonder’s management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events. When used in this Shareholder Letter, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “proposed,” “guidance,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Sonder’s management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to: potential negative impacts on Sonder’s financial results as a result of changes in travel, hospitality, real estate and vacation markets, including the possibility that travel demand and pricing do not recover to the extent anticipated, particularly in the current geopolitical and macroeconomic environment,; potential inability to negotiate satisfactory leases or other arrangements to operate new properties, onboard new properties in a timely manner, or renew or replace existing properties on attractive terms, and the possibility of lease terminations prior to scheduled expirations; possible delays in real estate development and construction projects related to Sonder’s leases, or other delays in generating revenues from new properties; the possibility that Sonder may not benefit from any market recovery to the extent it anticipates; risks and uncertainties associated with Sonder’s recently announced Cash Flow Positive Plan, including the possibility that Sonder will not realize the anticipated cost savings, capital-light signings or cash flow improvements or will need to engage in additional fundraising, and the risk that the plan will adversely affect employee retention, effectiveness and hiring or other aspects of Sonder’s business; the possibility that Sonder will be unable to effectively manage its growth; potential delays or difficulties introducing new or upgraded amenities, services or features, including enhancements to the Sonder app; the possibility that new RevPAR initiatives will not achieve the desired results and that future pricing and/or occupancy will be lower than anticipated; the possibility of higher than expected capital expenditures, property-related costs or other operating expenses and unanticipated conditions or incidents at leased properties; risks associated with Sonder’s relationships with and reliance upon real estate owners, OTAs and other third parties, and their performance of their obligations; changes in applicable laws or regulations, including legal, tax or regulatory developments, and the impact of any litigation or other legal or regulatory proceedings; possible delays in sustainability initiatives; the possibility that Sonder may be adversely affected by other economic, business and/or competitive factors, including the additional risks associated with operating internationally; risks related to the impact of the ongoing COVID-19 pandemic, including the Omicron variant or future variants and further governmental and other restrictions (including travel restrictions) resulting therefrom; and other risks and uncertainties described under the heading “Risk Factors” in Sonder’s most recent Quarterly Report on Form 10-Q filed with the SEC on May 16, 2022 and Annual Report on Form 10-K filed with the SEC on March 28, 2022. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, Sonder does not undertake any obligation to update or revise its forward-looking statements to reflect events or circumstances after the date of this release. Additional risks and uncertainties are identified and discussed in Sonder’s reports filed and to be filed with the SEC and available on the SEC’s website at www.sec.gov. CONTACTS Media press@sonder.com Investors ir@sonder.com Appendix

26